Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-227909), Form S-3 (File No. 333-275638) and Form S-8 (File Nos. 333-136728, 333-127717, 333-218853, 333-236024, 333-262413 and 333-273796) of Perspective Therapeutics, Inc. and its subsidiaries of our report dated March 28, 2024, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Assure CPA, LLC

Spokane, Washington
March 28, 2024